SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Silver Falcon Mining, Inc. announces the appointment of Mr. Thomas C. Ridenour as a new member of its Board of Directors effective as of November 18, 2011.

Thomas C. Ridenour has been the Chief Financial Officer of Silver Falcon Mining, Inc. since June 2009. He is the Chief Financial Officer and Director of GoldLand Holding Co. Mr. Ridenour has been a principal of Ridenour and Associates, LLC, an accounting consulting firm providing CFO services to small public and private companies, since 2002. From 2000 to 2002, Mr. Ridenour served as Senior Vice President and Chief Financial Officer of HealthWatch, Inc., a software technology company. Prior to joining HealthWatch, Mr. Ridenour served as Senior Vice President and Chief Financial Officer of Nationwide Credit, Inc., a receivables management company, from 1998 to 2000. From 1983 to 2998, Mr. Ridenour served in various financial management roles at American Security Group, a financial services company, Primerica Financial Services, Inc., a financial services company, and Southmark Corporation, a real estate service and development company. Mr. Ridenour is a CPA and holds a B.S. Accounting degree from the University of South Carolina.

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated November 21, 2011, entitled-"SILVER FALCON MINING, INC. (SFMI) GOES OUT FOR CORE DRILLING BIDS, READIES SHIPMENT OF MORE BULLION DORE BARS"

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) GOES OUT FOR CORE DRILLING BIDS, READIES SHIPMENT OF MORE BULLION DORE BARS

Bradenton, FL.-11-21-2011- Silver Falcon Mining, Inc. (SFMI:OTCBB) is putting out for bids for its underground exploration drilling program at its Sinker Tunnel. The Company expects to start the underground drilling program, January 2012.  SFMI’s Geological department will coordinate this drill program with the objective to explore and evaluate the quantity, quality and values of the “Oro Fino” vein and its offshoot veins within the Sinker Tunnel.  Management believes this exploration phase will lead to further discoveries. Data collected from drill cores will be used to develop the underground 3D-model of War Eagle Mountain.   This information will enable the Company’s engineers to formulate a cost-effective extraction method of these gold/silver bearing veins and will provide SFMI with tonnage information which will be added to its resource calculations.

Further, the Company announces that a second delivery of 'Bullion Dore' is being readied for shipment to its contracted North American refinery.  Payment will be received prior to the close of the Company’s fourth quarter, December 31, 2011.  Future regular deliveries of ’Bullion Dore’ will be made to its two approved refineries and sales will be authorized by management at the best price according to "4 P.M. London Fix Spot Price.”

At present, the Company is still using temporary facilities on site to smelt ore concentrates and produce 'Bullion Dore' bars. The secure smelting facility is well underway to completion and as equipment and personnel are permanently relocated, information about the operation will be forthcoming.

SFMI has brought down 15,249 tons of ore from the old dumps on the mountain, which combined with the material already on site, will enable SFMI to carry out uninterrupted production at Diamond Creek Mill until the weather allows access to the mountain next spring. Various modifications are being made to the mill to further improve the precious metal recoveries and to increase production.

Chief Executive Officer, Mr. Pierre Quilliam, commented, "Maintaining and increasing the revenue stream from our operation is critical to fulfilling our fiduciary responsibilities to our shareholders and employees.”

Silver Falcon Mining, Inc. (SFMI:OTCBB) is a developer and explorer of mineral resource properties, primarily in Owyhee County, Idaho, USA, with the objective of being a profitable, low-cost, precious metal producer and creating significant growth in shareholder value.

SFMI cautions that statements made in press release constitute forward-looking statements, and makes no guarantees of future performance and actual results/developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at time statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: November 21, 2011	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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